Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-293014, 333-282446 and 333-282443 on Form S-3 and Registration Statement Nos. 333-285709, 333-281381, 333-278151, 333-274865, 333-263358, 333-253815, 333-236853, 333-233125, 333-230387 and 333-225838 on Form S-8 of our report dated March 8, 2026, relating to the financial statements of Dianthus Therapeutics, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Morristown, New Jersey

March 8, 2026